Exhibit 4C

                              GUILFORD MILLS, INC.
                             4925 West Market Street
                        Greensboro, North Carolina 27407


         December 18, 1998



TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         Guilford Mills, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:


 . AUTHORIZATION OF NOTES. The Company will authorize the issue and sale of $145,000,000 aggregate principal amount of its 7.06% Senior Notes due December 18, 2008 (the "1998 NOTES"). The terms "NOTE" and "NOTES" as used herein shall include each 1998 Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. The form of each Note shall be in the form of Exhibit 1 hereto.

         The term "1998 Note" as used herein shall include notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

 . SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you (also sometimes referred to herein as a "PURCHASER") and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of promissory notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

 . CLOSING. The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, at 10:00 a.m., New York City time, at a closing (the "Closing") on December 18, 1998 or on such other Business Day thereafter on or prior to December 31, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3750332999 at NationsBank of Texas, N.A. (ABA# 111-000-012), reference $145,000,000 7.06% Senior Notes Dues 2008. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section
3), or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

 . CONDITIONS TO CLOSING. Your obligation to purchase and pay for any Notes to be sold to you at Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

          .. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

          .. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

          .. COMPLIANCE CERTIFICATES. () OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         () SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         .. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing () from each of Weil, Gotshal & Manges LLP and from the General Counsel or Assistant General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and () from King & Spalding, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         .. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall () be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, () not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and () not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

          .. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the promissory notes to be purchased by them at the Closing as specified in Schedule A (the "Other Notes").

         .. PAYMENT OF SPECIAL COUNSEL FEES.  Without limiting the provisions of
Section 15.1, the Company shall have paid on or before such Closing, the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

         .. PRIVATE PLACEMENT NUMBER. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes to be purchased at the Closing.

         .. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         .. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

 . REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

         .. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         .. AUTHORIZATION, ETC. This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by () applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and () general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         .. DISCLOSURE. The Company, through its agent, Wachovia Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated November 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since September 28, 1997, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. The projections contained in the Memorandum are based on the good faith estimates and assumptions of the management of the Company which has no reason to believe that such projections are not reasonable; it being recognized, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections probably will differ from the projected results and that the differences may be material.

          ..  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.  () Schedule
5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

         () All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.15 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4). Except as set forth in Schedule 5.4, all of the entities set forth on Schedule 5.4 are consolidated with the Company's financial statements in accordance with GAAP.

         () Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         () No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         .. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         .. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not () contravene, result in any breach of, constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, () conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or () violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

          .. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

          .. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS. () Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         () Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         .. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments () the amount of which is not individually or in the aggregate Material or () the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 1993.

         .. TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         .. LICENSES, PERMITS, ETC. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         .. COMPLIANCE WITH ERISA. () The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         () The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities in the case of any single Plan or in the aggregate for all Plans by an amount not to exceed $10,000,000. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Sections 3(26) and (27), respectively, of ERISA.

         () The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         () The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         () The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to () the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and () the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

         .. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

         .. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         .. EXISTING INDEBTEDNESS. The audited financial statements dated as of September 28, 1997 disclose all outstanding Indebtedness of the Company and its Subsidiaries as of such date, and except as set forth in Schedule 5.15, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         .. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          .. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and neither the Company nor any Subsidiary has any knowledge that any proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  () neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  () neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  () all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         .. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

 .        REPRESENTATIONS OF THE PURCHASER.

         .. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     .. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  () if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  () the Source is either () an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or () a bank collective investment fund, within the meaning of the PTE 91-38) (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  () the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of
         Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and () the identity of such QPAM and () the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  ()       the Source is a governmental plan; or

                  ()       the   Source  is  one  or   more   employee   benefit
          plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  ()       the Source  does not  include  assets of any employee
          benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

 .        INFORMATION AS TO COMPANY.

         ..       FINANCIAL   AND  BUSINESS   INFORMATION.   The  Company  shall
deliver to each holder of Notes that is an  Institutional Investor:

                  () QUARTERLY STATEMENTS. Within 45 days (or, if an extension for filing its Form 10-Q has been made by the Company with the Securities and Exchange Commission, within 50 days) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           ()       a consolidated  balance sheet of the Company
                        and its Subsidiaries as at the end of such quarter, and

                           ()       consolidated  statements of income,  changes
                        in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such report shall contain the items set forth above;

                  ()       ANNUAL  STATEMENTS.   Within  90  days   (or,  if  an
          extension for filing its Form 10-K has been made by the Company with the Securities and Exchange Commission within 105 days) after the end of each fiscal year of the Company, duplicate copies of,

                           ()       a consolidated balance sheet of the Company
                        and its Subsidiaries, as at the end of such year, and

                           ()       consolidated  statements of income,  changes
                        in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3) under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such report shall contain the items set forth above;

                  () SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of () each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and () each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  () NOTICE OF DEFAULT OR EVENT OF DEFAULT. Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  () ERISA MATTERS. Promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           () with respect to any Plan,  any  reportable  event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, or

                           () the taking by the PBGC of steps to  institute,  or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event,  transaction or condition that could
                  reasonably result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

                  () MANAGEMENT REPORTS. Promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual audit made by them of the books of the Company or any Restricted Subsidiary or special audit by them of the books of the Company; and

                  () REQUESTED INFORMATION. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         ..       OFFICER'S/ACCOUNTANT'S CERTIFICATE.

         7.2(). Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   () COVENANT COMPLIANCE. The information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.2(A), 10.2(B),
         10.3 and 10.7 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  () EVENT OF DEFAULT. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.2().  Together with each delivery of financial statements required by
Section 7.1(b) above, the Company will deliver to each Purchaser a certificate of the accountants preparing such statements stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         ..       INSPECTION.  The Company  shall permit the  representatives of each holder of Notes that is an Institutional Investor:

                  () NO DEFAULT.  If no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  () DEFAULT. If a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

 .        PAYMENT OF THE NOTES.

         ..       PAYMENTS AT  MATURITY.  On  December  18,  2008,  the  Company
shall pay the entire outstanding principal amount of outstanding Notes and the Other Notes in a single installment at par and without payment of the Make-Whole Amount or any premium.

         .. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay on any Business Day, or from time to time any part of, the Notes and the Other Notes, in an amount not less than 10% of the aggregate principal amount of the Notes and the Other Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes and the Other Notes written notice of each optional prepayment under this Section
8.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes and the Other Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         .. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         .. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         .. PURCHASE OF NOTES. The Company will not, and will not permit any Affiliate, to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         ..       OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE IN CONTROL.

                  (i) NOTICE OF IMPENDING CHANGE IN CONTROL. The Company shall give to each holder of Notes prompt written notice of any impending Change in Control for which it has received a written offer or notice.

                  (ii) NOTICE OF OCCURRENCE OF CHANGE IN CONTROL. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause (iii) of this paragraph 8.6 and shall be accompanied by the certificate described in clause (vi) hereof.

                  (iii) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by the foregoing clause (ii) shall be an offer to prepay, in accordance with and subject to this paragraph 8.6, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date of such offer).

                  (iv) REJECTION, ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 8.6 by causing a notice of such acceptance to be delivered to the Company within 60 days after receipt of the notice required pursuant to clause (ii) of this paragraph 8.6. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 8.6 within such 60-day period shall be deemed to constitute a rejection of such offer by such holder.

                  (v) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this paragraph 8.6 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount, if any, determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

                  (vi) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this paragraph 8.6 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: () the Proposed Prepayment Date; () that such offer is made pursuant to this paragraph 8.6; () the principal amount of each Note offered to be prepaid; () the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; () that the conditions of this paragraph 8.6 have been fulfilled; and () in reasonable detail, the nature and date of the Change in Control.

         .. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by () the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on page C4 of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen reporting on-line intra-day trading in United States government securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or () if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by () converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and () interpolating linearly between () the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and () the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing () such Called Principal into () the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

 .        AFFIRMATIVE COVENANTS.  The  Company  covenants  that so long as any of the Notes are outstanding:

         .. COMPLIANCE WITH LAW. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         .. INSURANCE. The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to, their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         .. MAINTENANCE OF PROPERTIES. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear) so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         .. PAYMENT OF TAXES AND CLAIMS. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if () the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or () the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole

         .. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged or liquidated into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         .. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.4 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17.1), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured. However, the compliance by the Company of this Section 9.6 shall not constitute a waiver of, or cure for, any violation of Section 10.4 hereof.

 .        NEGATIVE COVENANTS.  The Company  covenants that so long  as any of the
Notes are outstanding:

         ..       EBITDAR TO FIXED  CHARGE  COVERAGE  RATIO.  The  Company shall not permit at any time the ratio of EBITDAR to Fixed Charges to be less than 3.0 to 1.0.

         ..       DEBT TO CAP/PRIORITY DEBT.

         10.2(A). DEBT TO CAP. The Company shall not permit at any time Total Debt to exceed the percentage of Consolidated Total Capitalization set forth below opposite the applicable percentage of Consolidated Total Assets sold as part of the securitization program described in Section 10.7(b):

                               Percentage of                     Percentage
                         Consolidated Total Assets
                                   less than 10%                      60%
                                   AE10%                              55%

         10.2(B). PRIORITY DEBT. The Company shall not, as of the end of each fiscal quarter during which any Notes are outstanding, permit the aggregate outstanding amount of Priority Debt to exceed 25% of Consolidated Net Worth at such time.

         .. RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Restricted Subsidiary, to declare, make, pay or become obligated to make or pay, any Restricted Payment (other than any Restricted Payment to the Company or a Wholly-Owned Restricted Subsidiary) or any Restricted Investment unless, at the time and immediately after giving effect to such Restricted Payment or Restricted Investment, no Default or Event of Default would exist or be continuing.

         ..       LIENS.  The  Company  shall  not, and  shall  not  permit  any
Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its respective property or assets, whether now owned or hereafter acquired, except:

                  ()       Liens  existing  on  the  Closing  and  specified  on
         Schedule 10.4;

                  ()       Liens  ()  for   taxes  (including  ad   valorem  and
         property taxes) and assessments or governmental charges or levies not yet due or () for taxes due or () resulting from any judgment or award, and in the case of clause (B) and (C), are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves under GAAP are being maintained;

                  () landlord liens and statutory liens of carriers, warehousemen, mechanics, material men and other liens imposed by law, created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings or with respect to which adequate reserves under GAAP are being maintained, and which were not incurred in connection with the borrowing of money;

                  () Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations;

                  ()         easements,    rights-of-way,   zoning  and  similar
         restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  () other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money, and which do not in the aggregate materially detract from the value of property or assets of the Company and its Restricted Subsidiaries taken as a whole or materially impair the use of such property or assets in the operation of the business of the Company or any of its Restricted Subsidiaries;

                  ()        leases,   subleases,   licenses   and   sublicenses
         granted to third parties not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

                  ()   Liens on property  or assets of a  Restricted  Subsidiary
         of the Company to secure obligations of such Subsidiary to the Company or another Wholly-Owned Restricted Subsidiary;

                  ()   any right of set off or banker's  lien (whether by common
         law, statute, contract or otherwise) in favor of any bank (other than Liens securing Debt);

                  ()   Liens on receivables (and  intangibles  related  thereto)
         of the Company and its Restricted Subsidiaries granted pursuant to Maturity Factoring Arrangements; and

                  () other Liens in addition to those described in subparagraphs
         (i) through (ix) above and securing Indebtedness of the Company and any Restricted Security; provided, however, that after giving effect to the Indebtedness secured by such Liens, the Company shall be in compliance with Section 10.2(B) hereof.

         .. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except: () pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate and () any stock issuances that may occur under the Rights Agreement dated as of August 23, 1990, as amended prior to the Closing, between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent or stock redemptions that may occur under the Stockholders' Agreement dated as of June 22, 1990, as amended prior to the Closing, among the Company, Maurice Fishman, George Greenberg and Charles Hayes or the Stockholders Agreement dated as of April 30, 1991, as amended prior to the Closing, among the Company, Maurice Fishman and Charles Hayes (without giving effect to any amendment, supplement or modification which would materially change the terms and provisions of any of the foregoing to which the Required Holders have not consented).

         .. MERGER, CONSOLIDATION, SALES OF SUBSTANTIALLY ALL ASSETS. The Company shall not, and shall not permit any Restricted Subsidiary to, merge, consolidate or exchange shares with any other Person or sell, assign, convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, except that:

                  () any Restricted Subsidiary may merge or consolidate with and into the Company or with a Wholly-Owned Restricted Subsidiary or, if not a Wholly-Owned Subsidiary, a Restricted Subsidiary in which the ownership interest of the Company is not reduced or diluted in connection with or as a result of such merger or consolidation;

                  () a Restricted Subsidiary may sell or transfer substantially all of its assets to the Company or to a Wholly-Owned Restricted
         Subsidiary or, if not a Wholly-Owned Restricted Subsidiary, a Restricted Subsidiary where the direct or indirect ownership interest of the Company in such sold or transferred assets is not reduced or diluted;

                  () a Restricted Subsidiary may sell or transfer substantially all of its assets to a Person other than the Company or a Restricted Subsidiary so long as: (x) if such sale or transfer constitutes an Asset Sale, the Restricted Subsidiary complies with Section 10.7 hereof with respect to such Asset Sale and (y) such sale or transfer does not constitute a sale or transfer of substantially all of the assets of the Company; and

                  ()       the  Company  may merge or consolidate with any other
         corporation, or sell, assign, convey, transfer or lease all or substantially all of the assets of the Company, so long as:

                           () the surviving  corporation  (or the corporation to
                  which such sale, assignment, transfer, conveyance or lease is made (the "transferee")) shall be the Company or another corporation organized under the laws of the United States or a State thereof or the District of Columbia;

                           ()       the  surviving  (or transferee)  corporation
                  (if not the Company) shall assume the obligations of the Company hereunder pursuant to an agreement reasonably acceptable to the Required Holders; and

                           ()       immediately  after  giving  effect  to  such
                  merger, consolidation or sale or transfer of assets, no Default or Event of Default shall have occurred or exist.

         ..       SALES OF ASSETS.

         () The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in Asset Sales during any fiscal year of the Company unless the assets to be sold in such Asset Sale, together with all other assets of the Company and its Restricted Subsidiaries sold, leased, transferred or otherwise disposed of in all other Asset Sales during such fiscal year, constitute less than 10% of the Consolidated Total Assets measured as of the end of the immediately preceding Fiscal Year or contributed less than 10% of Consolidated Operating Income during the immediately preceding fiscal year
(disregarding any fiscal quarter in which there was an operating loss, on a consolidated basis).

         () The foregoing limitation shall not prohibit the Company from selling accounts receivable in an aggregate face amount if, when combined with the face amount of all other receivables then outstanding under any securitization program, such amount would not exceed the percentage of Consolidated Total Assets set forth below opposite the applicable ratio:

      ----------------------------------------------------------------------
                   Ratio of Total Debt to                     Percentage
             Consolidated Total Capitalization
              (as of the Date of Determination)
      -----------------------------------------------------------------------
                     ae .55 to 1.0                               20%
      -----------------------------------------------------------------------
                      >.55 to 1.0                                10%
      -----------------------------------------------------------------------

         .. NATURE OF BUSINESS. Neither the Company nor any Restricted Subsidiary shall engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the nature of the business of the Company and its Subsidiaries on the date hereof and described in the Memorandum.

         .. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to ()() pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries with respect to, or on account of, its Equity Interests or () pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, () make loans or advances to the Company or any of its Restricted Subsidiaries or () transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of () agreements evidencing Indebtedness as in effect on the Closing and described on Schedule 5.15 hereof and any agreement which evidences any renewal, extension, substitution or refinancing of such Indebtedness so long as the provisions relating to such encumbrance or restriction contained in any such agreement are no more restrictive or onerous to the Company or such Subsidiary, () agreements evidencing Priority Debt of Subsidiaries permitted to be incurred under this Agreement, () applicable law, () by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, () purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, and () an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Restricted Subsidiary.

 .        EVENTS OF  DEFAULT.  An "EVENT OF  DEFAULT"  shall  exist if any of the following  conditions  or events  shall  occur and be continuing:

                  () the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  ()     the Company  defaults in the payment of any interest on
         any Note for more than five Business Days after the same becomes due and payable; or

                  ()    the Company defaults in the performance of or compliance
          with any term contained in Section 10 hereof; or

                  () the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of () a Responsible Officer obtaining actual knowledge of such default and () the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  () any  representation  or  warranty  made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  () () the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or () the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or () as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

                  ()       the  Company  or  any  Restricted  Subsidiary  ()  is
          generally not paying, or admits in writing its inability to pay, its debts as they become due, () files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, () makes an assignment for the benefit of its creditors, () consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, () is adjudicated as insolvent or to be liquidated, or () takes corporate action for the purpose of any of the foregoing; or

                  () a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                  () a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  () if () any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, () a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings and, in the case of (i) or (ii), the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) of the applicable Plan or Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, () the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans in excess of $10,000,000, () the Company or any ERISA Affiliate withdraws from any Multiemployer Plan with a resulting withdrawal liability in excess of $10,000,000, or () the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the unfunded liability of the Company or any Subsidiary thereunder by in excess of $10,000,000; or any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in Section 11(j) the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

                  () The Company shall fail to provide legal opinions, in form and substance satisfactory to you, with respect to the Restricted Subsidiaries specified on Schedule 11(k) on or prior to January 15, 1999.

 .        REMEDIES ON DEFAULT, ETC.

         ..       ACCELERATION.  () If an  Event of Default  with respect to the
Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         () If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         () If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         .. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         .. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if () the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, () all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and () no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         .. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

 .        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         .. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         .. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

         ..       REPLACEMENT OF NOTES.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  () in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  () in the case of mutilation, upon surrender and cancellation thereof,

         the Company at its own expense shall execute and deliver, in lieu thereof a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

 .        PAYMENTS ON NOTES.

         .. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Morgan Guaranty Trust Company of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         .. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

 .        EXPENSES, ETC.

         .. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: () the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and () the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         ..       SURVIVAL.  The  obligations  of the Company under this Section
15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

 .  SURVIVAL  OF   REPRESENTATIONS   AND  WARRANTIES;   ENTIRE   AGREEMENT.   All
representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.


 .        AMENDMENT AND WAIVER.

         .. REQUIREMENTS.  This Agreement and the Notes may be amended,  and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that () no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and () no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, () subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, () change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or () amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         .. SOLICITATION OF HOLDERS OF NOTES. () SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         () PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         .. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         .. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

 . NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  ()      if to you or your nominee, to you or it at the address
         specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  ()       if to any other  holder  of any Note,  to such holder
         at such address as such other holder shall have specified to the Company in writing, or

                  () if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy thereof to the Company at the same address to the attention of the Legal Department, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

 . REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, () consents, waivers and modifications that may hereafter be executed, () documents received by you at the Closing (except the
Notes  themselves),   and  ()  financial  statements,   certificates  and  other
information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

 . CONFIDENTIAL INFORMATION. For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that () was publicly known or otherwise known to you prior to the time of such disclosure, () subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, () otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or () constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to () your directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), () your
financial   advisors  and  other   professional   advisors  who  agree  to  hold
confidential the Confidential Information substantially in accordance with the terms of this Section 20, () any other holder of any Note, () any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), () any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), () any federal or state regulatory authority having jurisdiction over you, () the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or () any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

 . SUBSTITUTION OF PURCHASER. You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

 .        MISCELLANEOUS.

         .. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         .. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         .. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         .. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         ..       COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         .. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                   * * * * *

                         [Signatures on following page]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                 Very truly yours,

                                 GUILFORD MILLS, INC.

                                  By: ______________________________
                                      Name:
                                      Title:

The foregoing is hereby
agreed to as of the
date thereof:

[INSERT APPROPRIATE PURCHASER
SIGNATURE BLOCK]

                      SCHEDULE A TO NOTE PURCHASE AGREEMENT

                       INFORMATION RELATING TO PURCHASERS


              Name and Address of Purchaser               Principal Amount of
                                                          Notes to be Purchased


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                   $ 97,000,000

(1) All payments by wire transfer of immediately available funds for credit to:

Account No. 890-0304-391, Prudential Managed Account

         Bank of New York
         New York, New York
         (ABA No.: 021-000-018)

Each such wire transfer shall set forth the name of the Company, a reference to "7.06% Senior Notes due December __, 2008, PPN No. 401794@\A, INV6266", and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2) All notices of payments and written confirmation of such wire transfers:

         The Prudential Insurance Company of America
         Three Gateway Center
         100 Mulberry Street
         Newark, New Jersey 07102-4077
         Attention:        Manager, Billings and Collections
Telephone:        973.802.5260
Telecopier:       973.802.8055

(3)      All other communications:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346
Attention:        Senior Vice President
Telephone:        770.395.8424
Telecopier:       770.395.8478

(4) Recipient of telephonic prepayment notices:

Manager, Trade Management
Telephone:        973.802.7398
Telecopier:       973.802.9425

(5)      Tax Identification No.: 22-1211670

              Name and Address of Purchaser                Principal Amount of
                                                         Notes to be Purchased


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                   $ 3,000,000


(1) All payments by wire transfer of immediately available funds for credit to:

Account No. 890-0304-944, PRIVEST Portfolio Account

         Bank of New York
         New York, New York
         (ABA No.: 021-000-018)

Each such wire transfer shall set forth the name of the Company, a reference to "7.06% Senior Notes due December __, 2008, PPN No. 401794@\A, INV6267", and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2) All notices of payments and written confirmation of such wire transfers:

         The Prudential Insurance Company of America
         Three Gateway Center
         100 Mulberry Street
         Newark, New Jersey 07102-4077
         Attention:        Manager, Billings and Collections
Telephone:        973.802.5260
Telecopier:       973.802.8055

(3)      All other communications:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346
Attention:        Senior Vice President
Telephone:        770.395.8424
Telecopier:       770.395.8478

(4) Recipient of telephonic prepayment notices:

Manager, Trade Management
Telephone:        973.802.7398
Telecopier:       973.802.9425

(5)      Tax Identification No.: 22-1211670

               Name and Address of Other Purchasers        Principal Amount of
                                                          Notes to be Purchased


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY                  $ 10,000,000

(1)        All payments by wire transfer of immediately available funds to:

ABA No. 011000028
State Street Bank and Trust Company
Boston, Massachusetts 02101
Re: The Variable Annuity Life Insurance Company
AC-0125-821-9
[OBI=PPN # and description of payment]
Fund Number PA 54

with sufficient information to identify the source and application of such funds (including PPN#, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable)

(2) All notices of payments and written confirmation of such wire transfers:

The Variable Annuity Life Insurance Company and PA 54
c/o State Street Bank and Trust Company
Insurance Services WES2S
105 Rosemont Road
Westwood, Massachusetts 02090
Facsimile Number: 781.302.8005

(3) Duplicate payment notices and all other communications:

The Variable Annuity Life Insurance Company
c/o American General Corporation
Attn: Investment Research Department, A37-01
P.O. Box 3247
Houston, Texas 77253-3247
Overnight Mail Address:     2929 Allen Parkway, A37-01
Houston, Texas 77019-2155
Facsimile Number: 713.831.1366
Tax I.D. Number: 74-1625348

              Name and Address of Other Purchasers        Principal Amount of
                                                         Notes to be Purchased


AMERICAN GENERAL ANNUITY INSURANCE COMPANY                   $ 15,000,000

(1)      All payments by wire transfer of immediately available funds to:

ABA No. 011000028
State Street Bank and Trust Company
Boston, Massachusetts 02101
Re: American General Annuity Insurance Company
AC-7215-132-7
[OBI=PPN # and description of payment]
Fund Number WE1B

with sufficient information to identify the source and application of such funds (including PPN#, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable)

(2) All notices of payments and written confirmation of such wire transfers:

American General Annuity Insurance Company and WE1B
c/o State Street Bank and Trust Company
Insurance Services WES2S
105 Rosemont Road
Westwood, Massachusetts 02090
Facsimile Number: 781.302.8005

(3) Duplicate payment notices and all other communications:

American General Annuity Insurance Company
c/o American General Corporation
Attn: Investment Research Department, A37-01
P.O. Box 3247
Houston, Texas 77253-3247
Overnight Mail Address:    2929 Allen Parkway, A37-01
Houston, Texas 77019-2155
Facsimile Number: 713.831.1366
Tax I.D. Number: 75-0770838

            Name and Address of Other Purchasers          Principal Amount of
                                                          Notes to be Purchased


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                    $ 8,500,000

(1)      All payments by wire transfer of immediately available funds to:

Citibank, N.A.
111 Wall Street
New York, New York 10043
ABA No. 021000089
For MassMutual Long-Term Pool
Account No. 4067-3488
Re: Description of security, principal and interest split

With telephone advise of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at 413.744.3561
         with sufficient information to identify the source and application of such funds

(2) All notices of payments and written confirmation of such wire transfers:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Custody and Collection Department
F381

(3)      All other communications:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Investment Division

Tax Identification No. 04-1590850

              Name and Address of Other Purchasers         Principal Amount of
                                                          Notes to be Purchased


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                    $ 5,600,000

(1)      All payments by wire transfer of immediately available funds to:

Chase Manhattan Bank, N.A.
4 Chase Metro Tech Center
New York, New York 10081
ABA No. 021000021
For MassMutual Pension Management
Account No. 910-2594018
Re: Description of security, principal and interest split

With telephone advise of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at 413.744.3561
         with sufficient information to identify the source and application of such funds

(2) All notices of payments and written confirmation of such wire transfers:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Custody and Collection Department
F381

(3)      All other communications:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Investment Division

Tax Identification No. 04-1590850

              Name and Address of Other Purchasers         Principal Amount of
                                                          Notes to be Purchased


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                    $ 4,900,000

(1)      All payments by wire transfer of immediately available funds to:

Chase Manhattan Bank, N.A.
4 Chase Metro Tech Center
New York, New York 10081
ABA No. 021000021
For MassMutual IFM Non-Traditional
Account No. 910-2509073
Re: Description of security, principal and interest split

With telephone advise of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at 413.744.3561
         with sufficient information to identify the source and application of such funds

(2) All notices of payments and written confirmation of such wire transfers:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Custody and Collection Department
F381

(3)      All other communications:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Investment Division

Tax Identification No. 04-1590850

              Name and Address of Other Purchasers         Principal Amount of
                                                          Notes to be Purchased


CM LIFE INSURANCE COMPANY                                      $ 1,000,000

(1)      All payments by wire transfer of immediately available funds to:

Citibank, N.A.
111 Wall Street
New York, New York 10043
ABA No. 021000089
For Segment 43 - Universal Life
Account No. 4068-6561
Re: Description of security, principal and interest split

With telephone advise of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at 413.744.3561
         with sufficient information to identify the source and application of such funds

(2) All notices of payments and written confirmation of such wire transfers:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Custody and Collection Department
F381

(3)      All other communications:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention:        Securities Investment Division

Tax Identification No. 06-1041383

                      SCHEDULE B TO NOTE PURCHASE AGREEMENT


                                  DEFINED TERMS


         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "AFFILIATE" shall mean, with respect to any entity, any other entity () directly or indirectly controlling or controlled by or under direct or common control with such entity or () directly or indirectly owning or holding five percent (5%) or more of the equity interest in such entity. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory, assignment of receivables pursuant to any Maturity Factoring Arrangement or sales of obsolete or excess equipment or equipment that is no longer usable, in each case, in the ordinary course of business consistent with past practices. Notwithstanding the foregoing, () a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary, () an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary, () a disposition of the types of investments described in subparagraphs (i), (ii) and
         (iii) of the definition of "Restricted Investments" in the ordinary course of business, () the issuance of Equity Interests of a Restricted Subsidiary to an individual for the sole purpose of qualifying such individual as a director of such Restricted Subsidiary and () the issuance of Equity Interests of Restricted Subsidiaries to minority shareholders of Restricted Subsidiaries to satisfy the rights of such shareholders to receive issuances of stock which, in each case, do not dilute the ownership interest of the Company (or Restricted Subsidiary) in such Restricted Subsidiary, will not be deemed to be an Asset Sale. The designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Asset Sale by the Company in an amount equal to the book value of the assets of such Subsidiary in the fiscal year in which such designation occurs.

                  "BUSINESS DAY" means () for the purposes of Section 8.7 only any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and () for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Charlotte, North Carolina are required or authorized to be closed.

                  "CAPITAL STOCK" means () in the case of a corporation, corporate stock, () in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, () in the case of a partnership, partnership interests (whether general or limited) and () any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CAPITAL LEASE" shall mean the amount at which the aggregate payments due and to become due under all leases under which such person, as lessee, would be required to be capitalized in accordance with GAAP and would be reflected as a liability on a consolidated balance sheet.

                  "CHANGE IN CONTROL" shall mean the beneficial ownership or acquisition in any transaction or series of related transactions of 50% or more of the combined voting power of all then issued and outstanding Voting Stock of the Company by any Person (together with any of its Affiliates) holding 10% or more the combined voting power of the issued and outstanding Voting Stock of the Company as of September 27, 1998, acting alone or in concert with one or more Persons.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means Guilford Mills, Inc., a Delaware corporation.

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): () all interest and prepayment charges in respect of Indebtedness of the Company and its Restricted Subsidiaries (including imputed interest in respect of Capital Lease and net costs of Swaps) deducted in determining consolidated net income for such period, together with all interest capitalized or deferred during such period and not deducted in determining consolidated net income for such period, and () all debt discount and expense amortized or required to be amortized in the determination of consolidated net income for such period.

                  "CONSOLIDATED NET ASSETS" shall mean, on a consolidated basis for the Company and its Restricted Subsidiaries, total assets less all Restricted Investments less current liabilities.

                  "CONSOLIDATED NET INCOME" or "CONSOLIDATED NET LOSS" shall mean, for any period, the after tax net income or loss, as the case may be, determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP excluding the effect of () extraordinary items (as determined in accordance with GAAP) and () unremitted net income and net losses of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest.

                  "CONSOLIDATED NET WORTH" means, as of any date,

                  ()      Consolidated Total Assets, minus

                  () the total liabilities of the Company and its Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP.

                  "CONSOLIDATED OPERATING INCOME" means, for any period, the Operating Income of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL ASSETS" means, as of any date, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP.

                  "CONSOLIDATED TOTAL CAPITALIZATION" shall mean as of the date of determination, the aggregate of Total Debt and Consolidated Net Worth.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is the greater of () 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or () 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, New York, New York as its "base" or "prime" rate.

                  "EBITDAR" shall mean for the Company and its Restricted Subsidiaries, for any period, the sum of () Consolidated Net Income, plus () to the extent deducted in the determination of Consolidated Net Income, () all provisions for federal, state and other income tax,
          () Consolidated Interest Expense, () provisions for depreciation and amortization, () provisions for rentals on Operating Leases, () extraordinary items (as defined in accordance with GAAP) and () losses on sales of assets, less () extraordinary items (as defined in accordance with GAAP) and gains on sales of assets.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" shall mean, at any time, the sale value of property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

                  "FIXED CHARGES" shall mean for the Company and its Restricted Subsidiaries, with respect to any period, the sum of Consolidated Interest Expense for such period plus rentals on Operating Leases.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means

                           ()       the government of

                                    ()      the  United States of America or any
                               State or other  political subdivision thereof, or

                                    ()      any  jurisdiction  in  which  the
                               Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                           ()      any entity exercising executive, legislative,
                  judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means,  with respect to any Person,  any obligation
         (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                           (a) to  purchase  such  indebtedness or obligation or
                  any property constituting security therefor;

                           (b) to advance or supply  funds (i) for the  purchase
                  or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                           ()      to lease properties or to purchase properties
                  or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                           ()       otherwise  to  assure  the  owner  of  such
                  indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HAZARDOUS MATERIAL" means any and all materials regulated as hazardous, toxic or extremely hazardous under Environmental Laws.

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                           ()       its  liabilities  for  borrowed  money  and
                  its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                           () its liabilities for the deferred purchase price of
                  property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                           ()       all  liabilities  appearing  on its  balance
                  sheet in  accordance  with GAAP in respect of Capital Leases:

                           ()       all  liabilities  for borrowed money secured
                  by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                           ()       all its liabilities in respect of letters of
                  credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                           ()       Swaps of such Person; and

                           ()       any Guaranty of such Person with respect to
                  liabilities  of a type described in any of clauses (a) through
                 (f) hereof.

                  "INSTITUTIONAL INVESTOR" means () any original purchaser of a Note, () any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and () any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

                  "MATERIAL"   means  material  in  relation  to  the  business,
         operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on () the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or () the ability of the Company to perform its obligations under this Agreement and the Notes, or () the validity or enforceability of this Agreement or the Notes.

                  "MATURITY FACTORING ARRANGEMENT" shall mean any arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business consistent with the Company's practices as of the Closing relating to the accounts receivable of the Company and/or its Restricted Subsidiaries whereby (i) the Company and/or such Restricted Subsidiaries (a) transfer to a factor the credit functions and all associated credit risk with respect to certain accounts receivable and (b) do not retain any liability with respect to the collectibility of such accounts receivable or any obligation whatsoever with respect thereto except for the settlement of any bona fide dispute and (ii) the factor agrees to pay the Company and/or such Restricted Subsidiaries the face amount of each such account receivable pursuant to its original terms of payment.

                  "MEMORANDUM" is defined in Section 5.3.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "1998 NOTE" is defined in Section 1.

                  "NOTE" AND "NOTES" are defined in Section 1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OPERATING INCOME" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "OPERATING LEASES" shall mean any lease of real or personal property, plant, equipment or buildings for a term (including any renewals or extension permitted) greater than one year, which is not a Capital Lease.

                  "OTHER AGREEMENTS" is defined in Section 2.

                  "OTHER NOTES" is defined in Section 4.6.

                  "OTHER PURCHASERS" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PRIORITY DEBT" shall mean, with respect to the Company, at any time, without duplication, the sum of:

                           ()       unsecured  Indebtedness of each Restricted
                  Subsidiary (other than such Indebtedness held by the Company or a Wholly-Owned Subsidiary thereof);

                           ()       Indebtedness  of the Company  and any
                  Restricted Subsidiary secured by any Lien (other than such Indebtedness held by the Company or a Wholly-Owned Subsidiary thereof); and

                           ()       all  Preferred  Stock of  Restricted
                  Subsidiaries owned by a Person other than the Company or a Wholly-Owned Subsidiary thereof.

                  "PROPERTY"   or   "PROPERTIES"    means,    unless   otherwise
         specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PURCHASER" is defined in Section 2.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes and the Other Notes at the time outstanding (exclusive of Notes and the Other Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE  OFFICER" means any Senior Financial  Officer and
         any  other  officer  of  the  Company  with   responsibility   for  the
         administration of the relevant portion of this agreement.

                  "RESTRICTED   INVESTMENTS"   shall  mean  any  investments  in
         securities or extensions of credit by the Company and Restricted Subsidiaries other than:

                           ()       direct  obligations of the U.S.  Government
                  or its agencies or obligations guaranteed by the U.S. Government maturing no later than one year from the date of acquisition:

                           ()    Eurodollar    deposits   with   or   negotiable
                  certificates of deposit, time deposits or bankers acceptances issued by banks with long-term debt or deposit ratings of at least A- by S&P or A3 by Moody's having a combined capital and surplus of over $250,000,000 and maturing no later than one year from the date of acquisition;

                           ()       investments  in  commercial  paper  maturing
                  270 days or less and rated at least A-1 by Standard & Poors' Corporation or P-1 by Moody's Investors Services, Inc.;

                           ()       investments in or loans to Restricted
                  Subsidiaries;

                           ()       investments in accounts or notes receivable
                  acquired in the ordinary course of business;

                           ()       any securities received in connection with
                  an Asset Sale that complies with Section 10.7; and

                           ()       notes from employees  issued to the Company
                  representing payment of the exercise price of options to purchase capital stock of the Company.

                  "RESTRICTED PAYMENTS" shall mean the payment of cash dividends and the purchase of Capital Stock, warrants, rights or options to acquire shares of Capital Stock or any other distributions with respect to Capital Stock other than distributions of any Equity Interests.

                  "RESTRICTED SUBSIDIARY" shall mean any Subsidiary which is not an Unrestricted Subsidiary.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "TOTAL DEBT" shall mean, at the time of determination, the then outstanding aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

                  "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary that has been designated by the Company's Board of Directors as an Unrestricted Subsidiary (a "Designation"), provided that:

                           ()       at the time of such Designation,  the
                  Subsidiary so designated neither holds nor owns, directly or indirectly, any Indebtedness or capital stock of any Restricted Subsidiary,

                           ()       at the time of such Designation,  no
                  Indebtedness of such Subsidiary is Guaranteed by or secured by a Lien upon the assets of the Company or a Restricted Subsidiary; and

                           ()       at the time of such  designation  or
                  redesignation, as the case may be, no Default or Event of Default exists or would exist after giving effect to the designation.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "REVOCATION") only if:

                           ()  no Default or Event of Default exists or would
                  exist after giving effect to the Revocation; and

                           () all Liens and  Indebtedness  of such  Unrestricted
                  Subsidiary outstanding immediately following such Revocation would, if incurred at the time of such Revocation, have been permitted to be incurred under this Agreement.

         All Designations and Revocations shall be evidenced by a resolution of the Board of Directors of the Company and, if requested by a Purchaser, the Company shall send a copy of such resolution, together with an Officer's Certificate certifying compliance with the foregoing.

                  "VOTING STOCK" shall mean, securities or other equity interest of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election or removal of corporate directors or persons (such as general partners or managers) performing similar functions in the case of business entities other than corporations.

                    "WHOLLY-OWNED SUBSIDIARY" or "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                      EXHIBIT 1 TO NOTE PURCHASE AGREEMENT


                                 [FORM OF NOTE]


THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW.


                              GUILFORD MILLS, INC.

                     7.06% SENIOR NOTE DUE DECEMBER 18, 2008

No. [R-_____]     December 18, 1998
$[_______]        PPN[_________]

         FOR VALUE RECEIVED, the undersigned, GUILFORD MILLS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________], or registered assigns, the principal sum of [________________________] DOLLARS on [_____________, ____], with interest (computed on the basis of a 360-day year of twelve 30-day months) () on the unpaid balance thereof at the rate of 7.06% per annum from the date hereof, payable semiannually, on the 18th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and () to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of () 9.06% or () 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Morgan Guaranty Trust Company of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of the Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of December 18, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, () to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and () to have made the representation set forth in
Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                            GUILFORD MILLS, INC.


                                            By: _____________________________
                                                Title:

                    EXHIBIT 4.4(a) TO NOTE PURCHASE AGREEMENT


                            Matters To Be Covered In
                    Opinion of Special Counsel To the Company


              . Each of the Company and its Restricted Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

              .  Each  of  the   Company  and  its Restricted   Subsidiaries
     being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

               . Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

                   . No conflicts with charter documents, laws or other
                     agreements.

               . All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

                             . No litigation questioning validity of documents.

               . The Notes not requiring registration under the  Securities  Act
      of 1933, as amended;   no  need  to   qualify   an indenture  under the
      Trust  Indenture Act of 1939, as amended.

                    . No violation of Regulations T, U or X of the Federal
                      Reserve Board.

                    . Company not an "investment company", or a company
                      controlled by an"investment company", under the Investment Company Act of 1940, as amended.

             .A North Carolina state court,  or a federal court sitting in North
              Carolina, would, under North Carolina conflicts of laws principles, recognize the choice of New York law to govern the Note Purchase Agreements and the Notes.

                    EXHIBIT 4.4(b) TO NOTE PURCHASE AGREEMENT


                       MATTERS TO BE COVERED BY OPINION OF
                        SPECIAL COUNSEL TO THE PURCHASERS


               . The Note Purchase Agreement and the Notes would be legal, valid and binding obligations, enforceable against the Company in accordance with their respective terms.

               . The Notes not requiring registration under the Securities Act of 1933, as amended, no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

    Opinions   subject  to standard and customary qualifications and exceptions.

         Page
         Page
         Page
                                TABLE OF CONTENTS

         Page


1. AUTHORIZATION OF NOTES 1

2. SALE AND PURCHASE OF NOTES 1

3. CLOSING 1

4. CONDITIONS TO CLOSING 2
4.1. Representations and Warranties 2
4.2. Performance; No Default 2
4.3. Compliance Certificates 2
4.4. Opinions of Counsel 2
4.5. Purchase Permitted By Applicable Law, Etc. 3
4.6. Sale of Other Notes 3
4.7. Payment of Special Counsel Fees 3
4.8. Private Placement Number 3
4.9. Changes in Corporate Structure 3
4.10. Proceedings and Documents 3

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY 4
5.1. Organization; Power and Authority 4
5.2. Authorization, Etc. 4
5.3. Disclosure 4
5.4. Organization and Ownership of Shares of Subsidiaries 5
5.5. Financial Statements 5
5.6. Compliance with Laws, Other Instruments, Etc. 5
5.7. Governmental Authorizations, Etc. 6
5.8. Litigation; Observance of Statutes and Orders 6
5.9. Taxes 6
5.10. Title to Property; Leases 7
5.11. Licenses, Permits, Etc. 7
5.12. Compliance with ERISA 7
5.13. Private Offering by the Company 8
5.14. Use of Proceeds; Margin Regulations8
5.15. Existing Indebtedness 8
5.16. Foreign Assets Control Regulations, Etc. 9
5.17. Environmental Matters 9
5.18. Status under Certain Statutes 9

6. REPRESENTATIONS OF THE PURCHASER 10
6.1. Purchase for Investment 10
6.2. Source of Funds 10

7. INFORMATION AS TO COMPANY 11
7.1. Financial and Business Information 11
7.2. Officer's/Accountant's Certificate 13
7.3. Inspection 14

8. PAYMENT OF THE NOTES 15
8.1. Payments at Maturity 15
8.2. Optional Prepayments with Make-Whole Amount 15
8.3. Allocation of Partial Prepayments 15
8.4. Maturity; Surrender, Etc. 15
8.5. Purchase of Notes 16
8.6. Offer to Prepay Notes in the Event of a Change in Control 16
8.7. Make-Whole Amount 17

9. AFFIRMATIVE COVENANTS 18
9.1. Compliance with Law 18
9.2. Insurance 19
9.3. Maintenance of Properties 19
9.4. Payment of Taxes and Claims 19
9.5. Corporate Existence, Etc. 19
9.6. Covenant to Secure Note Equally 20

10. NEGATIVE COVENANTS 20
10.1. EBITDAR to Fixed Charge Coverage Ratio 20
10.2. Debt to Cap/Priority Debt 20
10.3. Restricted Payments 20
10.4. Liens 21
10.5. Transactions with Affiliates 22
10.6. Merger, Consolidation, Sales of Substantially All Assets 22
10.7. Sales of Assets 23
10.8. Nature of Business 24
10.9. Dividend and Other Payment Restrictions Affecting Subsidiaries 24

11. EVENTS OF DEFAULT 24

12. REMEDIES ON DEFAULT, ETC. 27
12.1. Acceleration 27
12.2. Other Remedies 27
12.3. Rescission 27
12.4. No Waivers or Election of Remedies, Expenses, Etc. 28

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES 28
13.1. Registration of Notes 28
13.2. Transfer and Exchange of Notes 28
13.3. Replacement of Notes 29

14. PAYMENTS ON NOTES 29
14.1. Place of Payment 29
14.2. Home Office Payment 29

15. EXPENSES, ETC. 30
15.1. Transaction Expenses 30
15.2. Survival 30

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT 30

17. AMENDMENT AND WAIVER 31
17.1. Requirements 31
17.2. Solicitation of Holders of Notes 31
17.3. Binding Effect, Etc. 31
17.4. Notes held by Company, Etc. 32

18. NOTICES 32

19. REPRODUCTION OF DOCUMENTS 32

20. CONFIDENTIAL INFORMATION 33

21. SUBSTITUTION OF PURCHASER 34

22. MISCELLANEOUS 34
22.1. Successors and Assigns 34
22.2. Payments Due on Non-Business Days 34
22.3. Severability 34
22.4. Construction 34
22.5. Counterparts 35
22.6. Governing Law 35



Exhibits

Exhibit 1 Form of Senior Note
Exhibit 4.4(a) Matters to be Covered by Special
Counsel for the Company Exhibit 4.4(b) Matters to be Covered by Special Counsel for the Purchasers


Schedules

Schedule A Information Relating to Purchasers
Schedule B Defined Terms
Schedule 5.4 Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.5 Financial Statements
Schedule 5.8 Certain Litigation
Schedule 5.14 Use of Proceeds
Schedule 5.15 Existing Indebtedness
Schedule 10.4 Existing Liens
Schedule 11(k) Restricted Subsidiary Opinions

                              EXECUTION COUNTERPART












                              GUILFORD MILLS, INC.


              $145,000,000 7.06% Senior Notes due December 18, 2008







                             NOTE PURCHASE AGREEMENT







                             Dated December 18, 1998










                The Prudential Life Insurance Company of America